Exhibit 10.1
SETTLEMENT AGREEMENT
I. PARTIES
     This Settlement Agreement (“Agreement”) is entered into among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General (“OIG-HHS”) of the United States Department of Health and Human Services (“HHS”) (collectively, the “United States”); Odyssey HealthCare, Inc. (“Odyssey”); and JoAnn Russell (“Relator”) (hereafter referred to as “the Parties”), through their authorized representatives.
II. PREAMBLE
          A. Odyssey is a corporation that, by and through its various subsidiaries, provides hospice services to patients in the United States. Odyssey is incorporated in the State of Delaware and maintains its headquarters in Dallas, Texas.
          B. Relator is an individual resident of the State of Washington and a former resident of the State of Wisconsin. On September 9, 2003, Relator filed a qui tam action in the United States District Court for the Eastern District of Wisconsin captioned United States ex rel. JoAnn Russell v. Odyssey HealthCare, Inc., Case No. 03-C-0865 (hereinafter “the Civil Action”).
          C. The United States contends that Odyssey submitted or caused to be submitted claims for payment to the Medicare Program (“Medicare”), Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh.
          D. The United States contends that it has certain civil claims, as specified in Paragraph 2 below, against Odyssey and all of its subsidiaries for allegedly: submitting claims or causing claims to be submitted from January 1, 2001 through December 31, 2005, to Medicare for

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hospice services furnished to certain beneficiaries who did not at all times qualify for the Medicare hospice benefit, as established by 42 C.F.R. § 418.20(b) and § 418.22(b) (hereinafter referred to as the “Covered Conduct”).
          E. The United States also contends that it has certain administrative claims, as specified in Paragraph 3 below, against Odyssey for engaging in the Covered Conduct.
          F. This Agreement is neither an admission of liability by Odyssey nor a concession by the United States that its claims are not well founded. Odyssey denies any and all allegations of wrongdoing, any and all civil or administrative fault or liability, and any improper or wrongful conduct associated with the Covered Conduct.
          G. To avoid the substantial delay, uncertainty, inconvenience, and expense of protracted litigation, the Parties reach a full and final settlement pursuant to the Terms and Conditions below.
III. TERMS AND CONDITIONS
     1. Odyssey agrees to pay the United States Twelve Million Nine-Hundred Twenty-Five Thousand Dollars ($12,925,000.00) (the “Settlement Amount”), and Relator Seventy-Five Thousand Dollars ($75,000.00) for expenses and attorney’s fees and costs. The United States agrees to pay $2,326,500.00 of the Settlement Amount to the Relator as a share (“Relator’s Share”). The foregoing payments shall be made as follows:
          a. Odyssey agrees to pay the full Settlement Amount to the United States by electronic funds transfer pursuant to written instructions to be provided to Odyssey by the Financial Litigation Unit of the United States Attorney’s Office, Eastern District of Wisconsin. Odyssey

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agrees to make this electronic funds transfer within five (5) business days of the Effective Date of this Agreement.
          b. Contingent upon the United States receiving the Settlement Amount from Odyssey and as soon as feasible after receipt, the United States agrees to pay Relator’s Share to Relator by electronic funds transfer.
          c. Odyssey agrees to pay $75,000.00 by electronic wire transfer to cover the Relator’s expenses, including legal fees and costs, pursuant to written wiring instructions to be provided to Odyssey by the Cross Law Firm, S.C. Odyssey agrees to make this electronic funds transfer within five (5) business days of the Effective Date of this Agreement.
     2. Subject to the exceptions in Paragraph 4 below, in consideration of the obligations of Odyssey in this Agreement, and conditioned upon Odyssey’s full payment of the Settlement Amount, the United States (on behalf of itself, its officers, agents, agencies, and departments) fully and finally releases Odyssey, together with its current and former parent corporations, direct and indirect subsidiaries, divisions, affiliates, brother and sister corporations, predecessors, successors, assigns, transferees, and all of the present and former agents, members, directors, officers, employees and medical directors of Odyssey or any of its subsidiaries for whom Odyssey or any of its subsidiaries is obligated to indemnify as part of its contractual or legal obligations from any civil or administrative monetary claim the United States had, has or may have in the future for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801-3812; or the common law theories of payment by mistake, unjust enrichment, and fraud.

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     3. In consideration of the obligations of Odyssey in this Agreement and conditioned upon Odyssey’s full payment of the Settlement Amount, the OIG-HHS agrees to fully and finally release and forever refrain from instituting, directing, or maintaining any administrative action seeking exclusion from Medicare, Medicaid, or any other Federal health care programs (as defined in 42 U.S.C. § 1320a-7b(f)) against Odyssey and its wholly-owned subsidiaries under 42 U.S.C. § 1320a-7a (Civil Monetary Penalties Law) or 42 U.S.C. § 1320a-7(b)(7) (permissive exclusion for fraud, kickbacks, and other prohibited activities) for the Covered Conduct, except as reserved in this Paragraph and Paragraph 4 below. No individuals are released under this Paragraph 3. The OIG-HHS expressly reserves all rights to comply with any statutory obligations it may have to exclude Odyssey from Medicare, Medicaid, and other Federal health care programs under 42 U.S.C. § 1320a-7(a) (mandatory exclusion) based upon the Covered Conduct. Nothing in this Paragraph precludes the OIG-HHS from taking action against entities or persons, or for conduct and practices, for which claims have been reserved in Paragraph 4 below.
     4. Notwithstanding any term of this Agreement, specifically reserved and excluded from the scope and terms of this Agreement as to any entity or person (including Odyssey and Relator) are the following claims of the United States:
          a. Any civil, criminal, or administrative liability arising under Title 26, U.S. Code (Internal Revenue Code);
          b. Any criminal liability;
          c. Except as explicitly stated in this Agreement, any administrative liability, including mandatory exclusion from Federal health care programs;
          d. Any liability to the United States (or its agencies) for any conduct other than

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the Covered Conduct;
          e. Any liability based upon such obligations as are created by this Agreement;
          f. Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services; and
          g. Any liability of individuals, including officers and employees, except to the extent expressly released under Paragraph 2.
     5. Relator agrees and confirms that this Agreement is fair, adequate, and reasonable under all circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B) and, conditioned upon receipt of the Relator’s Share, Relator, for herself individually, and for her heirs, successors, agents and assigns, fully and finally releases, waives, and forever discharges the United States and its officers, agents, and employees, from any claims arising from or relating to 31 U.S.C. § 3730; from any claims arising from the filing of the Civil Action; and from any other claims for a share of the Settlement Amount; and in full settlement of any claims Relator may have under this Agreement. This Agreement does not resolve or in any manner affect any claims the United States has or may have against the Relator arising under Title 26, U.S. Code (Internal Revenue Code), or any claims arising under this Agreement.
     6. Conditioned upon receipt of the payments described in Paragraph 1(a) and 1(c), the Relator, for herself individually, and for her heirs, successors, attorneys, agents, and assigns, fully and finally releases, waives and forever discharges Odyssey, together with its current and former parent corporations, direct and indirect subsidiaries, divisions, affiliates, brother and sister corporations, predecessors, successors, assigns, transferees, and all of the present and former agents, members, directors, officers, employees and medical directors of Odyssey or any of its subsidiaries

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from any claims or liability arising from or relating to allegations set forth in the Civil Action, the Covered Conduct, or under 31 U.S.C. § 3730(d) for expenses or attorney’s fees and costs.
     7. Relator represents and warrants that she has no other outstanding or existing qui tam actions pending or filed in which Odyssey, its current and former parent corporations, direct or indirect subsidiaries, divisions, affiliates, brother and sister corporations, predecessors, or successors is a named party.
     8. Odyssey waives and will not assert any defenses it may have to any criminal prosecution or administrative action (not expressly released herein) arising from the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution or administrative action. Nothing in this Paragraph or any other provision of this Agreement constitutes an agreement by the United States concerning the characterization of the Settlement Amount for purposes of the Internal Revenue laws, Title 26 of the United States Code.
     9. Odyssey fully and finally releases the United States, its agencies, employees, servants, and agents from any claims (including attorney’s fees, costs, and expenses of every kind and however denominated) which Odyssey has asserted, could have asserted, or may assert in the future against the United States, its agencies, employees, servants, and agents, related to the Covered Conduct and the United States’ investigation and prosecution thereof.
     10. The Settlement Amount shall not be decreased as a result of the denial of claims for payment now being withheld from payment by any Medicare carrier or intermediary or any state payer, related to the Covered Conduct; and Odyssey shall not resubmit to any Medicare carrier or

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intermediary or any state payer any previously denied claims related to the Covered Conduct, and shall not appeal or continue to appeal any such denials of claims.
     11. Odyssey agrees to the following:
          a. Unallowable Costs Defined: that all costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47, and in Titles XVIII and XIX of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh and 1396-1396v, and the regulations and official program directives promulgated thereunder) incurred by or on behalf of Odyssey, its present or former officers, directors, employees, shareholders, and agents in connection with the following shall be “unallowable costs” on government contracts and under the Medicare Program, Medicaid Program, TRICARE Program, and Federal Employees Health Benefits Program (FEHBP):
               (1) the matters covered by this Agreement;
               (2) the United States’ audit(s) and civil investigation(s) of the matters covered by this Agreement;
               (3) Odyssey’s investigation, defense, and corrective actions (including attorney’s fees) undertaken in response to the United States’ investigation of the Covered Conduct through the date of this Agreement;
               (4) the negotiation and performance of this Agreement;
               (5) the payments Odyssey makes to the United States and to Relator (including costs and attorney’s fees) pursuant to this Agreement; and
               (6) the negotiation of, and obligations undertaken pursuant to, the Corporate Integrity Agreement (“CIA”) entered into by Odyssey and OIG-HHS to:

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                    (i) Retain an independent verification organization to perform verification reviews as described in the CIA; and
                    (ii) prepare and submit reports to OIG-HHS.
All costs described or set forth in this Paragraph 11(a) are hereafter referred to as the “Unallowable Costs.” However, nothing in this Paragraph 11(a)(6) that may apply to the obligations undertaken pursuant to the CIA affects the status of costs that are not allowable based on any other authority applicable to Odyssey.
          b. Future Treatment of Unallowable Costs: These Unallowable Costs shall be separately determined and accounted for by Odyssey, and Odyssey shall not charge such Unallowable Costs directly or indirectly to any contracts with the United States or any State Medicaid program, or seek payment for such Unallowable Costs through any cost report, cost statement, information statement, or payment request submitted by Odyssey or any of its subsidiaries or affiliates to the Medicare, Medicaid, TRICARE, or FEHBP Programs.
          c. Treatment of Unallowable Costs Previously Submitted for Payment: Odyssey further agrees that within 90 days of the Effective Date of this Agreement, it shall identify to applicable Medicare and TRICARE fiscal intermediaries, carriers, and/or contractors, and Medicaid, VA and FEHBP fiscal agents, any Unallowable Costs included in payments previously sought from the United States, or any State Medicaid Program, including, but not limited to, payments sought in any cost reports, cost statements, information reports, or payment requests already submitted by Odyssey or any of its subsidiaries or affiliates, and shall request, and agree, that such cost reports, cost statements, information reports, or payment requests, even if already settled, be adjusted to account for the effect of the inclusion of the Unallowable Costs. Odyssey agrees that the United

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States, at a minimum, shall be entitled to recoup from Odyssey any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously-submitted cost reports, information reports, cost statements, or requests for payment.
     Any payments due after the adjustments have been made shall be paid to the United States pursuant to the direction of the Department of Justice, and/or the affected agencies. The United States reserves its rights to disagree with any calculations submitted by Odyssey or any of its subsidiaries or affiliates on the effect of inclusion of Unallowable Costs (as defined in this Paragraph) on Odyssey or any of its subsidiaries or affiliates’ cost reports, cost statements, or information reports.
          d. Nothing in this Agreement shall constitute a waiver of the rights of the United States to audit, examine, or re-examine Odyssey’s books and records to determine that no Unallowable Costs have been claimed in accordance with the provisions of this Paragraph.
     12. This Agreement is intended to be for the benefit of the Parties only. The Parties do not release any claims against any other person or entity, except to the extent provided for in Paragraph 14 below.
     13. Odyssey waives and shall not seek payment for any of the health care billings covered by this Agreement from any health care beneficiaries or their parents, sponsors, legally responsible individuals, or third party payors based upon the claims defined as Covered Conduct.
     14. Odyssey warrants that it has reviewed its financial situation and that it currently is solvent within the meaning of 11 U.S.C. §§ 547(b)(3) and 548(a)(1)(B)(ii)(I), and will remain solvent following payment to the United States of the Settlement Amount. Further, the Parties warrant that, in evaluating whether to execute this Agreement, they (a) have intended that the mutual

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promises, covenants, and obligations set forth constitute a contemporaneous exchange for new value given to Odyssey, within the meaning of 11 U.S.C. § 547(c)(1); and (b) conclude that these mutual promises, covenants, and obligations do, in fact, constitute such a contemporaneous exchange. Further, the Parties warrant that the mutual promises, covenants, and obligations set forth herein are intended and do, in fact, represent a reasonably equivalent exchange of value which is not intended to hinder, delay, or defraud any entity to which Odyssey was or became indebted to on or after the date of this transfer, within the meaning of 11 U.S.C. § 548(a)(1).
     15. Except as expressly provided to the contrary in this Agreement, each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.
     16. Odyssey represents that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.
     17. The Relator represents that this Agreement is freely and voluntarily entered into without any degree of duress or compulsion whatsoever.
     18. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties under this Agreement will be the United States District Court for the Eastern District of Wisconsin, except that disputes arising under the CIA shall be resolved exclusively under the dispute resolution provisions in the CIA.
     19. This Agreement constitutes the complete agreement between the Parties. This Agreement may not be amended except by written consent of the Parties.

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     20. Upon receipt of the payments described in Paragraph 1(a) and 1(c) above, the United States and the Relator shall promptly sign and file in the Civil Action a Notice of Intervention and the United States and the Relator shall contemporaneously file a Joint Stipulation of Dismissal with prejudice of the Civil Action pursuant to the terms of this Agreement.
     21. Each of the individuals signing this Agreement represents and warrants that he or she is duly authorized to execute this Agreement. The United States’ signatories are signing this Agreement in their official capacities.
     22. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same agreement.
     23. This Agreement is binding on the Parties’ successors, transferees, heirs, and assigns.
     24. All Parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public.
     25. This Agreement is effective on the date of signature of the last signatory to the Agreement (the “Effective Date”). Facsimiles of signatures shall constitute acceptable, binding signatures for purposes of this Agreement.
THE UNITED STATES OF AMERICA

DATED:	BY:
STEVEN M. BISKUPIC
United States Attorney
STACY C. GERBER WARD
Assistant United States Attorney
Eastern District of Wisconsin

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THE UNITED STATES OF AMERICA (con’t)

DATED:	BY:
JOHN K. NEAL
Trial Attorney
Civil Division
United States Department of Justice

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THE UNITED STATES OF AMERICA (con’t)

DATED:	BY:
GREGORY E. DEMSKE
Assistant Inspector General for Legal Affairs
Office of Inspector General
United States Department of
Health and Human Services

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ODYSSEY HEALTHCARE, INC

DATED:	BY:
W. BRADLEY BICKHAM
Vice President, Secretary, and General Counsel
Odyssey HealthCare, Inc.

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ODYSSEY HEALTHCARE, INC (con’t)

DATED:	BY:
GADI WEINREICH
HOWARD J. YOUNG
Sonnenschein Nath & Rosenthal LLP
Counsel for Odyssey HealthCare, Inc.

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THE RELATOR

DATED:	BY:
JOANN RUSSELL

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THE RELATOR (con’t)

DATED:	BY:
NOLA J. HITCHCOCK CROSS
Cross Law Firm, S.C.
Counsel for the Relator

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